Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-33998 of Westinghouse Air Brake Technologies Corporation, on Form S-8 of our report dated May 30, 2006 in this Annual Report on Form 11-K of Westinghouse Air Brake Technologies Corporation Savings Plan for the year ended December 31, 2005.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, NY

June 29, 2006